U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 12, 2002

                        COMMISSION FILE NUMBER: 333-44398

                               Nutra Pharma Corp.

             (Exact name of registrant as specified in its charter)


            California                                 91-2021600

--------------------------------------             -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
or organization


485 Martin Lane, Beverly Hills, California                     90210

(Address of principal executive offices)                        (Zip Code)
--------------------------------------                       ----------------



                   Registrant's telephone number: (310) 858-7088


4900 9th Avenue NW, Suite 201, Seattle, Washington               98102

     ------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 1.   Not Applicable

Item 2.    Acquisition or Disposition of Assets

           Not Applicable

Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable



Item 5.    Other Events

On May 7, 2001, the Company entered into a license agreement. The purchase price for the license was $1,750,000. The cost of the licensing agreement acquired was recorded as an intangible asset and was being amortized over the term of the license of five years. The license was superseded by a joint venture agreement between the company and Terra Bio Pharma. On May 14, 2002, the agreement by which the company acquired the license was rescinded.


On January 30, 2002, the Company and Terra Biopharma S.A., a corporation formed under the laws of the Republic of Panama, entered into a joint venture agreement to patent the compound WD667, its manufacturing process and various uses in human and animal healing.

Nutra Pharma has developed its own wound healing product, consisting of a wound care foam, containing complex salts and carbohydrates, using a patented delivery system developed by Bio Therapeutics, Inc. Nutra Pharma believes that this product will have a wide range of applications, from minor cosmetic surgeries to the treatment of diabetic ulcers. Initial testing of the product has confirmed its ability to meet and exceed USP standards, and Nutra Pharma anticipates that it will begin clinical testing of the product within the next 60 to 90 days.


The board of directors has changed. On or about July 11, 2002, Harold Crews was appointed as Chief Executive Officer of Nutra Pharma Corp., replacing Dr. Michael Flax. On or about August 12, 2002, Dr. Edith Martin was appointed as President of Nutra Pharma Corp.




                                     MANAGEMENT

                 Executive Officers, Key Employees and Directors

The members of the Board of Directors of Nutra Pharma Corp. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Nutra Pharma Corp. are:


Name                          Age                     Position
----------------             -----            --------------------------------
Harold R. Crews, Ph.D.        67            Chief Executive Officer

Dr. Edith Martin              57            President

Michael D. Flax               47            Director

Soram Singh Khalsa, M.D.      50            Director, Chairman, Medical
                                            Advisory Committee
Zirk Engelbrecht              45            Chairman of the Board of Directors,
                                            Director


Nancy Volpe                   58            Secretary/Treasurer

Harold R. Crews, Ph.D.: Dr. Crews has been the Chief Executive Officer of Nutra Pharma since his appointment by the Board of Directors on July 11, 2002. For the past several year, he has served as a Research Scientist of the Charleston Heart Study, Medical college of South Carolina, and has acted as Research Scientist for the Miami Heart Institute. Until only recently, he served as Vice President and Chief Scientific Officer, General Manager and Assistant to the Chairman of the Board of Coulter Corporation. Dr. Crews is the author of 22 U.S. Patents and Patents Pending on medical products and devices. He has published articles in the fields of Lipid Metabolism, Macromolecular Cellular Biochemistry and Heperin Therapy. He is a member of the American Association of Clinical Chemists, the American Association for the Advancement of Science, the New York Academy of Sciences, the American Management Association, and the International Society of Molecular Morphology. He received degrees from South Georgia College, Georgia Southwest College,the Medical College of South Carolina, the University of Miami, the University of Pennsylvania, The Wharton School, and from Walden University.


Dr. Edith Martin. Dr. Martin has been the President of Nutra Pharma since her appointment by the Board of Directors on August 12, 2002. Through July, 2002, she served on the board of directors and the audit, compensation of stock committees of Immunex Corporation, a biotech organization in the field of immunology. Since October, 2000, she has served as a director of Heska Corporation. From March, 1999 through March, 2000, Dr. Martin was Chief Information Officer and Vice President of Halliburton Company. She served as Chief Information Officer and Vice President at Eastman Kodak from January, 1996 through December, 1997. From 1994 through 1996, she acted as the Executive Vice President and Chief Technology Officer at Sallie Mae. From 1992 through 1994, she served as Vice President and Chief Information Officer of Intelstat. She was a Vice President of Boeing from 1984 through 1992. Prior to 1984, Dr. Martin acted as Deputy Under-Secretary of Research and Advanced Technology for the U.S. Department of Defense. Dr. Martin holds a Ph.D. and an M.S. from Georgia Institute of Technology, and a B.A. from Lake Forest Technology.


Michael D. Flax, D.D.S., M.S., P.A. Dr. Flax is a director of Nutra Pharma Corp. Since November 26, 2001, he was director, president and Chief Executive Officer of Nutra Pharma. From 1986 to the present, he has been self employed in the practice of Endontics in Coral Springs, Florida. Dr. Flax is a diplomat of the American Board of Endontics, a member of the American Association of Endontics, and a Fellow of the American College of Denists. Since 1991, he has served on the board of Directors of Health Star, Inc., and currently serves as director for Paragon Dental Services, Chief Financial Officer of Life Network Engineering Technologies, Inc., Associate Professor, Graduate Endontic Department at Nova South-eastern University School of Dentistry, Faculty Instructor at the University of Pennsylvania, and Faculty Instructor at Temple University. From 1984 through 1986, Dr. Flax served as a part time faculty instructor at the University of Pennsylvania, School of Dental Medicine; Endontic Dept., and was a sub-contractor for general dentistry in Philadelphia, Pennsylvania. From 1981 through 1983, he was a subcontractor for general dentistry in Florida, Long Island and New York City. He holds a certificate from the University of Pennsylvania School of Dental Medicine in Endontics, 1986, a D.D.S. from Georgetown University Dental School, 1981, an M.S. in chemistry from St. John's University, 1977, and a B.A. major in chemistry, minor in engineering from Miami University in Oxford, Ohio. He is licensed to practice dentistry in the states of Florida, Maryland, New York, Pennsylvania, and the District of Columbia.


Soram Singh Khalsa, M.D. is the current director of the Nutra Pharma Corp. since February 6, 2002 and the Chairman of the Medical Advisory Committee. Dr. Khalsa has been employed since 1977 in the practice of Internal Medicine and Functional Medicine and is the current Medical Director of the Khalsa Medical Clinic in Beverly Hills, California, and he is currently on the medical staff of Cedars Sinai Hospital. From 1976 through 1977, Dr. Khalsa served his residency in Internal Medicine at the Hospital of the Good Samaritan in Los Angeles, California. From 1975 through 1976, he served as a resident of Internal Medicine at St. Luke's Hospital in Cleveland, Ohio. From 2001 to the present, Dr. Khalsa has served as a Member of the Outside Scientific Advisory Board for the Center on Botanical Studies, National Institute of Health, and a Member of the Advisory Board, Jewish Hospice Project, Los Angeles. From 2000 to the present, Dr. Khalsa has served as a Member of the Medical Advisory Board , Great Smokies Diagnostic Laboratory, Asheville, North Carolina. From 1998 to the present, he has served as the Medical Director of East-West Medical Research Institute. From 1997 to 1999 Dr. Khalsa served as Chairman of the Executive Steering Committee of Complementary Medicine at Cedars-Sinai Medical Center, and from 1995 through 1997, he served as a Member of the Cedars-Sinai Medical Center Task Force on Complementary Medicine. Dr. Khalsa is a Graduate, cum laude, of Yale College, 1970; a Graduate of the American Institute of Homeopathy, 1973; holds a certificate in the Post Graduate Training Program, Millersville, Pennsylvania, 1973; and is a Graduate of the Case Western Reserve University School of Medicine, 1974.

Zirk Engelbrecht. Mr. Englebrecht has been a director since February, 2002, and is the current Chairman of the Board of Directors. Mr. Engelbrecht holds a degree in Mechanical Engineering, and a certificate from the Council for Scientific and Industrial Research. He is the current President of Suprafin, Inc., since 1995, and the president of Infoplan, Inc., since 1994. From 1989 through 1994, Mr. Engelbrecht served as the Managing Director of Suprafin CC, a financial services and venture capital firm operating in South Africa. From 1983 through 1989, he was employed as the General Manager of Growth Equities, Ltd., and from 1980 through 1983, he worked as a mechanical engineer for the Council for Scientific and Industrial Research. Mr. Engelbrecht has overseen the venture capital phase and public registration of three public companies since 1994, and has managed a venture capital pool with assets of approximately $54 million.



Nancy Volpe. Ms. Volpe is the current Secretary/Treasurer of Nutra Pharma Corp. since November 26, 2001. She has been employed as the office manager of Suprafin, Inc. and Infoplan, Inc., a company involved in investments and venture capital, since February, 1997. From June, 1996 through February, 1997, she was employed as a legal secretary for Offit and Kerrman. From February, 1995 through May, 1996, she was employed as a legal secretary for the Law Office of Marcy Englebrecht.







Item 6.    Resignations of Registrant's Directors

Effective July 12, 2002, Officers and Directors Mona L. Martin and Dr. Rafael Gonzalez-Visozo were asked to and did resign as officers and directors of Nutra Pharma Corp. On or about August 12, 2002, Dr. Antonio Dudley Armstrong was asked to and resigned as a director of Nutra Pharma Corp.



Item 7.    Financial Statements and Exhibits

    Not applicable

     (c)   Exhibits.

     There are attached hereto the following exhibits:

     Exhibit 1.  Resignation of Dr. Rafael Gonzalez-Visozo.

     Exhibit 2.   Resignation of Mona L. Martin.

     Exhibit 3.   Resignation of Dr. Antonio Dudley Armstrong

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2002

Nutra Pharma Corp.

    Zirk Englebrecht
-----------------------------
By: Zirk Englebrecht, Chairman,
Board of Directors

<EXHIBIT>
EXHIBIT 1. Resignation of Dr. Rafael Gonzalez-Vizoso.

     Dr. Rafael Gonzalez-Vizoso, under penalty of perjury according to the laws of the State of Washington and California, declares the following to be true:

     Effective immediately, I resign as a director and officer of Nutra Pharma Corp., a California corporation, and from any other responsibilities associated with Nutra Pharma Corp.

                                   Dr. Rafael Gonzalez-Vizoso
                                   --------------------------
                                   Dr. Rafael Gonzalez-Vizoso

Signed in Mountlake Terrace, Washington this 12 day of July, 2002.

<EXHIBIT>

EXHIBIT 2. Resignation of Mona L. Martin

     Mona L. Martin, under penalty of perjury according to the laws of the State of Washington and California, declares the following to be true:

     Effective immediately, I resign as a director and officer of Nutra Pharma Corp., a California corporation, and from any other responsibilities associated with Nutra Pharma Corp.

                                   Mona L. Martin
                                   --------------------------
                                   Mona L. Martin

Signed in Mountlake Terrace, Washington this 12 day of July, 2002.
<EXHIBIT>
Exhibit 3.  Resignation of Dr. Antonio Dudley Armstrong

     Effective immediately, I hereby resign as a director of Nutra Pharma Corp.

Date: August 12, 2002
                                             Dr. Antonio Dudley Armstrong
                                             ----------------------------
                                             Dr. Antonio Dudley Armstrong